UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2023

GENESIS GROWTH TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41138	98-1601264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 3 Hergiswil Nidwalden, Switzerland	6052
(Address of principal executive offices)	(Zip Code)

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +41 78 607 99 01

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GGAAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	GGAA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GGAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment on Form 8-K/A to the registrant’s Current Report on Form 8-K filed on May 23, 2023, is being filed to include Exhibit 99.1, which was inadvertently omitted from the prior filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of the audit of Genesis Growth Tech Acquisition Corp.’s (the “Company”) the Company’s financial statements for the year ended December 31, 2022, it was learned that in an inadvertent error, the Company did not maintain an operating account in its name, but rather used an operating account in the name of the Sponsor. Accordingly, the previously issued financial statements had a cash line on the balance sheet representing cash that was thought to be in the Company’s bank account, but rather was in an account in the Sponsor’s name. As a result, Company’s previously issued financial statements for the year ended December 31, 2021 and the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 are incorrect.

As a result of the inaccuracy, the previously issued financial statements are no longer to be relied upon and are to be restated and corrected in order to reflect the appropriate accounting treatment.

The Company does not intend to file an amendment to the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2021 and its previously filed Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Rather, the Company will include restated and corrected financial statements for the year ended December 31, 2021, in its Form 10-K for the year ended December 31, 2022, which has not yet been filed as well as for the referenced quarterly periods.

The Company’s accountants are currently conducting a materiality analysis of the impact of the error on the Company’s balance sheets for the relevant periods, after which the Company will work with its current and predecessor auditing firms to restate and correct the financial statements for the affected periods. The error only affects the Company’s balance sheets; it has no impact on its profit and loss statements or its statements of cash flows.

As a result of the error, the Company expects that its Annual Report on Form 10-K for the year ended December 31, 2022, when filed, will also disclose that the Company’s internal controls over financial reporting were ineffective as of such date and set forth remediation steps the Company plans to take to address such deficiency.

Item 8.01 Other Events.

On May 22, 2023, the Company issued a press release announcing that it has entered into a definitive Agreement and Plan of Merger with NextTrip Holdings, Inc., a travel technology incubator based in Sunrise, Florida.

A copy of the press release is attached to this report as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated May 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROWTH TECH ACQUISITION CORP.

Date: May 23, 2023	By:	/s/ Eyal Perez
	Name:	Eyal Perez
	Title:	Chief Executive Officer, Chief Financial Officer and Director

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